Exhibit 99.1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on [                    ].

Vote by Internet • Go to www.envisionreports.com/RVM • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

		For	Against	Abstain	+
Proposal 1:	a proposal to adopt the Agreement and Plan of Merger, dated as of March 26, 2015, by and among Revett, Hecla Mining Company, a Delaware corporation (“Hecla”), and RHL Holdings, Inc.,	☐	☐	☐
		For	Against	Abstain
Proposal 2:

a proposal to adjourn the Revett special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the merger proposal (the “Revett adjournment proposal”);

		☐	☐	☐
		For	Against	Abstain
Proposal 3:

a proposal for a non-binding, advisory proposal to approve the compensation that may become payable to Revett’s named executive officers in connection with the completion of the merger (the “compensation proposal”).

		☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

            022TWB

2015 Special Meeting Admission Ticket

2015 Special Meeting of the

Stockholders

[            ], 2015, 9:00 A.M. Pacific Time

11115 E Montgomery, Suite G

Spokane Valley, WA 99206

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Revett Mining Company, Inc.

Notice of Special Meeting of the Stockholders

11115 E Montgomery, Suite G, Spokane Valley, WA 99206

Proxy Solicited by Board of Directors for Special Meeting — [            ], 2015 at 9:00 a.m., Pacific Time

John G. Shanahan, Timothy R. Lindsey, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Revett Mining Company, Inc. (the “Company”) to be held on [            ], 2015 at 9:00 a.m. Pacific Time (the “Meeting”) or at any postponement or adjournment thereof.

Shares represented by this Proxyholder will be voted by in the manner provided on this proxy card. If no such directions are indicated, the shares will be voted FOR Proposals 1, 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of the Stockholders and the accompanying Proxy Statement and any proxy previously granted by the undersigned is hereby revoked.

(Items to be voted appear on reverse side.)